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                                  EXHIBIT 11.2
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   -------------------------------------------
                  (amounts in thousands, except per share data)
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
                                                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                                                     1997            1996
                                                                                     ----            ----
PRIMARY EARNINGS PER SHARE
--------------------------
 Net income attributable to common stock                                            $ 15,985      $ 18,938
                                                                                    ========      ========

 Weighted average number of common shares outstanding                                 29,025        26,741
                                                                                    ========      ========

Primary earnings per share                                                          $   0.55      $   0.71
                                                                                    ========      ========
ADDITIONAL PRIMARY COMPUTATION
------------------------------

 Net income attributable to common stock                                            $ 15,985      $ 18,938
                                                                                    ========      ========

Shares:
 Weighted average number of common shares outstanding                                 29,025        26,741


 Add shares assuming exercise of options reduced by the number of shares which
     could have been purchased with the proceeds from exercise of such options         1,752         2,385
                                                                                    --------      --------

Primary weighted average number of common shares outstanding as adjusted              30,777        29,126
                                                                                    ========      ========

Primary earnings per share                                                          $   0.52      $   0.65
                                                                                    ========      ========

ASSUMING FULL DILUTION

 Net income attributable to common stock                                            $ 15,985      $ 18,938
                                                                                    ========      ========

Shares:

 Weighted average number of common shares outstanding                                 29,025        26,741

 Add shares assuming exercise of options reduced by the number of shares which
     could have been purchased with the proceeds from exercise of such options         2,071         3,172
                                                                                    --------      --------

    Weighted average number of common shares outstanding as adjusted                  31,096        29,913
                                                                                    ========      ========

Earnings per common share assuming full dilution                                    $   0.51      $   0.63
                                                                                    ========      ========

ADDITIONAL FULLY DILUTED COMPUTATION
-------------------------------------
Additional adjustment to net income as adjusted per fully diluted computation above:

 Net income attributable to common stock                                            $ 15,985      $ 18,938

 Add after tax interest expense attributable to convertible notes                          0           (71)

 Add after tax interest expense attributable to convertible debentures                     0           104
                                                                                    --------      --------

      Net income as adjusted                                                        $ 15,985      $ 18,971
                                                                                    ========      ========

Additional adjustment to weighted average number of shares outstanding:

 Weighted average number of common shares outstanding                                 29,025        26,741

 Add shares assuming conversion of convertible debentures                                  0           266

 Add shares assuming conversion of convertible notes                                       0            27

 Add shares assuming exercise of options reduced by the number of shares which
     could have been purchased with the proceeds from exercise of such options         2,071         3,172
                                                                                    --------      --------

    Weighted average number of common shares outstanding as adjusted                  31,096        30,206
                                                                                    ========      ========

Earnings per common share assuming full dilution                                    $   0.51      $   0.63
                                                                                    ========      ========
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